Exhibit 99.1

McAfee, Inc. Reports Record Results for the Fourth Quarter and Full Year 2010

SANTA CLARA, Calif. McAfee, Inc. (NYSE:MFE) today reported record financial results for the fourth quarter and full year ended December 31, 2010.

As previously announced a supplemental management commentary document has been posted to our Web site at http://investor.mcafee.com rather than conducting an earnings conference call today.

Fourth Quarter and Full Year 2010 Highlights:

Fourth Quarter 2010:

•	Record fourth quarter revenue reached $550 million, an increase of five percent year-over-year

•	Record deferred revenue reached $1.5 billion, an increase of nine percent year-over-year

•
Non-GAAP earnings per diluted share for the fourth quarter were $0.67 and GAAP earnings per diluted share were $0.38. These Non-GAAP results included an additional negative $0.02 impact from foreign exchange and pre-merger investments from previous guidance.

•	Cash flow from operations for the fourth quarter reached $164 million

•	Acquisition by Intel on track for close in the first quarter of 2011

Full Year 2010:

•	Record full year 2010 revenue reached $2.1 billion, an increase of seven percent year-over-year

•	Record cash flow from operations reached $595 million, an increase of 20 percent year-over-year. Total cash and marketable securities at year end was a record $1.2 billion.

•
Record full year 2010 non-GAAP earnings per diluted share reached $2.57, an increase of six percent year-over-year. GAAP earnings per diluted share reached a record $1.17, an increase of seven percent year-over-year.

Executive Commentary:

“In 2010 we delivered record revenue, deferred revenue, non-GAAP earnings per diluted share and operating cash flow. Our performance accelerated throughout the year and we ended the fourth quarter achieving very strong record results. As we enter 2011, the momentum we have in our business serves as strong validation of our strategy and the confidence that our customers, partners and employees have in the proposed combination of McAfee and Intel. We remain very comfortable with our ability as a wholly-owned subsidiary of Intel to effectively drive innovation in the security industry for years to come,” said McAfee President and Chief Executive Officer, Dave DeWalt

“Looking forward we expect to continue to define the marketplace with our comprehensive portfolio of endpoint, network and cloud-based security technologies. With the proliferation of IP connected devices and continued growth in the security threat landscape, McAfee is very well positioned to further expand the global reach of our security protection driven by growth trends in mobility, virtualization and embedded devices,” continued DeWalt.

Key Announcements:

McAfee announced the general availability of the McAfee® Enterprise Mobility Management (McAfee® EMM™) 9.5 software platform which now includes integration with the McAfee® ePolicy Orchestrator® (McAfee ePO™) platform, providing customers with unified management of their endpoint, network and data security products.

McAfee  Enterprise Mobility Management (McAfee® EMM™) extends AT&T’s mobile device management solutions  with smartphone management capabilities to allow businesses and organization to offer employees their choice of mobile devices across multiple operating systems while delivering highly secure and scalable access to corporate applications.

McAfee was named a leader in the Gartner “Magic Quadrant for Network Intrusion Prevention” published December 6, 2010 and the McAfee® Network Security Platform M-8000 appliance was recognized for raising the bar in NSS Labs’ network intrusion tests by scoring the highest in accuracy and throughput in comparative tests.

McAfee WaveSecure for Android Won "Software of the Year 2010" and McAfee was named a finalist in 15 Categories of SC Magazine 2011 Awards.

McAfee Q3 Threat Report reveals average daily malware growth at an all time high; spam at lowest point since 2008 and McAfee Labs predicts geolocation, mobile devices and Apple will top the list of targets for emerging threats in 2011.

Fourth Quarter 2010 Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Q4 2010	Q4 2009	% Change	% Change Constant Currency**
Total Net Revenue	$549.6	$525.7	5%	8%

Non-GAAP Operating Income*	$138.4	$136.7	1%	12%
Non-GAAP Net Income*	$105.2	$102.9	2%	13%
Non-GAAP Net Income Per Share* (Diluted)	$0.67	$0.64	4%	15%

GAAP Operating Income	$58.7	$72.2	(19%)	1%
GAAP Net Income	$60.6	$54.5	11%	37%
GAAP Net Income Per Share (Diluted)	$0.38	$0.34	13%	40%

Deferred Revenue	$1,536.3	$1,407.5	9%	11%
Cash & Marketable Securities	$1,183.5	$950.2	25%

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

**Management evaluates and reviews growth rates adjusted for the impact of foreign currency fluctuations to provide a framework for assessing how our underlying business performed. Current period GAAP and non-GAAP results are converted using the comparable average prior-period exchange rates. The current period deferred revenue balance has been adjusted for foreign currency impacts over the last 12 months.

Full Year 2010 Financial Summary:

$ in Millions, except per share and % data	Full Year 2010	Full Year 2009	% Change	% Change Constant Currency**
Total Non-GAAP Net Revenue	$2,070.9	$1,927.3	7%	9%
Total GAAP Net Revenue	$2,064.8	$1,927.3	7%	9%

Non-GAAP Operating Income*	$532.8	$504.4	6%	12%
Non-GAAP Net Income*	$404.0	$384.8	5%	12%
Non-GAAP Net Income Per Share* (Diluted)	$2.57	$2.42	6%	13%

GAAP Operating Income	$229.4	$222.3	3%	18%
GAAP Net Income	$184.1	$173.4	6%	22%
GAAP Net Income Per Share (Diluted)	$1.17	$1.09	7%	23%

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

**Management evaluates and reviews growth rates adjusted for the impact of foreign currency fluctuations to provide a framework for assessing how our underlying business performed. Current period GAAP and non-GAAP results are converted using the comparable average prior-period exchange rates.

Fourth Quarter 2010 Balance Sheet and Cash Flow Summary:

•	Cash and marketable securities was $1.2 billion at the end of the fourth quarter of 2010

•	Cash flow from operations was $164 million

•	Days sales outstanding (DSOs) were 57 days

•	Deferred costs of revenue and prepaid expenses associated with revenue-sharing and royalty arrangements were $292.0 million

•	Deferred revenue reached $1.5 billion

•	Approximately 76 percent of revenue came from prior period deferred revenue during the fourth quarter of 2010

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted net revenue, gross profit, operating income and net income, which we refer to as “non-GAAP net revenue,” "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management adjusts for certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP net revenue includes prior period deferred revenue that was originally scheduled to be recognized in the second quarter of 2010 from the balance sheet but became delayed until future periods because of the remediation actions taken related to the antivirus signature file update we released in April 2010 that impaired some of our customers' computers.   Non-GAAP gross profit excludes expenses related to the remediation actions taken related to the April 2010 antivirus signature file update, amortization of purchased technology, stock-based compensation expense and certain other items. Non-GAAP net income and non-GAAP operating income exclude expenses related to the remediation actions taken related to the April 2010 antivirus signature file update, amortization of purchased technology and intangibles, stock-based compensation expenses, acquisition-related costs, restructuring charges, provision for income taxes and certain other items. For 2010 and 2009, management believed that the 24 percent effective tax rate was reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

We present non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company's performance and to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management adjusts for the items described above in its evaluation of target performance.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP revenue, GAAP gross profit, GAAP operating income and GAAP net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

•
Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

•
The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods. Additionally, we expect to continue to incur costs related to our pending acquisition by Intel in future periods.

•
The company's income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 24 percent rate assumed in our non-GAAP financial measures for 2010 and 2009.

•	Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do limiting its usefulness as a comparative tool.

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company's financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures equally or more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP financial measures. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding the preliminary results for the quarter ended December 31, 2010 and for the full year. Forward-looking statements include statements about the timing and anticipated benefits of our pending acquisition by Intel and that we will operate as a wholly owned subsidiary of Intel following the closing.  Forward looking statements include our expectation that we will to continue to define  the marketplace  with our comprehensive portfolio of endpoint, network and cloud-based security technologies.  Forward-looking statements also include statements about the security market; statements about the growth in security threats and IP connected devices; statements about growth trends in mobility, virtualization and embedded devices; statements about growth in the demand for and value of McAfee's security solutions; and statements about McAfee's strategy, market leadership and market positioning. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that the pendency of the acquisition by Intel could disrupt McAfee's business. In addition, McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, leverage its relationships and opportunities to the degree expected or capture market share, notwithstanding related commitment or related investment. McAfee may not benefit from its acquisitions, strategic alliances or partnerships as anticipated; the company's product and service offerings may not continue to interoperate effectively with operating systems causing delayed or lost sales or increased expenses; the company may experience delays in product development or the release of previously announced products; the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent; or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations, and macro and other economic conditions both in the United States and internationally, including the adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its quarterly report on Form 10-Q for the period ended September 30, 2010. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee delivers proactive and proven solutions and services that help secure systems, networks, and mobile devices around the world, allowing users to safely connect to the Internet, browse and shop the Web more securely. Backed by unrivaled McAfee Global Threat Intelligence, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. McAfee secures your digital world. http://www.mcafee.com

###

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2010 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009

Assets:
Cash and marketable securities	$1,183,529	$950,168
Accounts receivable, net	348,254	294,315
Prepaid expenses, deferred costs of revenue and other current assets (A)	292,861	263,891
Property and equipment, net	167,194	133,016
Deferred income taxes	609,769	604,737
Goodwill, intangibles and other long-term assets, net (A)	1,630,745	1,717,059
Total assets	$4,232,352	$3,963,186

Liabilities:
Accounts payable	$71,349	$55,104
Accrued liabilities	343,123	312,299
Deferred revenue (B)	1,536,266	1,407,473
Accrued taxes and other long-term liabilities	57,517	70,772
Total liabilities	2,008,255	1,845,648

Stockholders' Equity:
Common stock	1,932	1,868
Treasury stock	(1,173,645)	(845,118)
Additional paid-in capital	2,507,457	2,251,916
Accumulated other comprehensive loss	(7,922)	(3,291)
Retained earnings	896,275	712,163
Total stockholders' equity	2,224,097	2,117,538
Total liabilities and stockholders' equity	$4,232,352	$3,963,186

(A)	Deferred costs of revenue and prepaid expenses primarily associated with revenue-sharing and royalty arrangements were $292.0M and $271.8M as of December 31, 2010 and
December 31, 2009, respectively.
(B)	Short term and long term deferred revenue were $1,147.6M and $388.6M as of December 31, 2010 and $1,068.7M and $338.8M as of December 31, 2009, respectively.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net revenue	$549,564	$525,666	$2,064,807	$1,927,332

Cost of net revenue (A) (B)	132,660	110,571	476,081	408,426
Amortization of purchased technology	19,429	20,768	80,742	77,961
Impact of signature file update	-	-	725	-

Gross profit	397,475	394,327	1,507,259	1,440,945

Operating costs:

Research and development (A)	92,067	84,031	343,994	322,872

Sales and marketing (A)	171,951	177,263	656,011	638,829

General and administrative (A)	48,911	44,479	184,051	164,659

Restructuring charges	15,404	2,911	41,683	13,830

Amortization of intangibles	7,152	10,118	29,743	40,718

Acquisition-related costs (benefits)	3,105	(67)	16,598	31,731

Litigation-related and other costs	-	3,200	4,250	5,525

Impact of signature file update	-	-	1,093	-

Loss on sale/disposal of assets and technology	157	236	414	474

Total operating costs	338,747	322,171	1,277,837	1,218,638

Income from operations	58,728	72,156	229,422	222,307

Interest and other income (loss), net	376	(623)	218	2,626

Impairment of marketable securities	-	-	-	(710)

Income before provision for income taxes	59,104	71,533	229,640	224,223

Provision (benefit) for income taxes	(1,468)	17,011	45,528	50,803

Net income	$60,572	$54,522	$184,112	$173,420

Net income per share - basic	$0.39	$0.35	$1.19	$1.11
Net income per share - diluted	$0.38	$0.34	$1.17	$1.09

Shares used in per share calculation - basic	154,819	157,820	154,936	156,144
Shares used in per share calculation - diluted	157,893	161,032	157,385	158,988

(A) Stock-based compensation expense is included as follows:
Cost of net revenue	$2,011	$1,638	$7,655	$6,044
Research and development	9,137	7,119	32,364	27,023
Sales and marketing	12,009	10,848	48,945	47,689
General and administrative	8,641	7,775	30,517	28,338

	$31,798	$27,380	$119,481	$109,094

(B)	In the twelve months ended December 31, 2009, cost of net revenue includes $2.7M of acquisition-related costs.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009

Cash flows from operating activities:
Net income	$184,112	$173,420
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	171,357	172,280
Stock-based compensation expense	119,481	103,036
Excess tax benefit from stock-based awards	(14,458)	(10,215)
Deferred income taxes	10,286	11,900
Non-cash restructuring charge	24,381	1,861
Impairment of marketable securities	-	710
Other non-cash items	8,628	6,185
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(63,668)	33,216
Prepaid expenses, deferred costs of revenue, and other assets	(39,061)	(98,608)
Accounts payable	15,560	11,212
Accrued taxes and other liabilities	22,111	(10,370)
Deferred revenue	155,911	101,757
Net cash provided by operating activities	594,640	496,384
Cash flows from investing activities:
Purchase of marketable securities	(654,313)	(448,117)
Proceeds from sales of marketable securities	161,432	50,623
Proceeds from maturities of marketable securities	322,498	239,323
Purchase of property and equipment	(86,905)	(60,535)
Acquisitions, net of cash acquired	(51,869)	(171,618)
Other investing activities	10,403	2,492
Net cash provided by (used in) investing activities	(298,754)	(387,832)
Cash flows from financing activities:
Proceeds from issuance of common stock under our employee stock benefit plans	125,442	90,105
Excess tax benefit from stock-based awards	14,458	10,215
Repurchase of common stock	(328,527)	(25,257)
Bank borrowings	-	100,000
Repayment of bank borrowings	-	(100,000)
Payment of accrued purchase price and contingent consideration	(23,856)	(4,949)
Other financing activities	(3,157)	-
Net cash (used in) provided by financing activities	(215,640)	70,114
Effect of exchange rate fluctuations on cash	(18,964)	15,169
Net increase in cash and cash equivalents	61,282	193,835
Cash and cash equivalents at beginning of period	677,137	483,302
Cash and cash equivalents at end of period	$738,419	$677,137

MCAFEE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

			Three Months Ended		Twelve Months Ended
			December 31,		December 31,
			2010	2009	2010	2009
Net revenue:
GAAP net revenue			$549,564	$525,666	$2,064,807	$1,927,332
Impact of signature file update	(1)		-	-	6,105	-
Non-GAAP net revenue			$549,564	$525,666	$2,070,912	$1,927,332

Gross profit:
GAAP gross profit			$397,475	$394,327	$1,507,259	$1,440,945
Impact of signature file update	(1)		-	-	6,830	-
Stock-based compensation expense	(2)		2,011	1,638	7,655	6,044
Amortization of purchased technology	(3)		19,429	20,768	80,742	77,961
Acquisition-related costs			-		-	2,717
Non-GAAP gross profit			$418,915	$416,733	$1,602,486	$1,527,667

Operating income:
GAAP operating income			$58,728	$72,156	$229,422	$222,307
Impact of signature file update	(1)		-	-	7,923	-
Stock-based compensation expense	(2)		31,798	27,380	119,481	109,094
Amortization of purchased technology	(3)		19,429	20,768	80,742	77,961
Amortization of intangibles	(3)		7,152	10,118	29,743	40,718
Restructuring charges	(4)		15,404	2,911	41,683	13,830
Acquisition-related costs (benefits)	(5)		3,105	(67)	16,598	34,448
Litigation-related and other costs	(6)		-	3,200	4,250	5,525
Acquired intangible asset expensed to research in development	(7)		2,582	-	2,582	-
Loss on sale/disposal of assets and technology	(8)		157	236	414	474

Non-GAAP operating income			$138,355	$136,702	$532,838	$504,357

Net income:
GAAP net income			$60,572	$54,522	$184,112	$173,420
Impact of signature file update	(1)		-	-	7,923	-
Stock-based compensation expense	(2)		31,798	27,380	119,481	109,094
Amortization of purchased technology	(3)		19,429	20,768	80,742	77,961
Amortization of intangibles	(3)		7,152	10,118	29,743	40,718
Restructuring charges	(4)		15,404	2,911	41,683	13,830
Acquisition-related costs (benefits)	(5)		3,105	(67)	16,598	34,448
Litigation-related and other costs	(6)		-	3,200	4,250	5,525
Acquired intangible asset expensed to research in development	(7)		2,582	-	2,582	-
Loss on sale/disposal of assets and technology	(8)		157	236	414	474
Marketable securities (accretion) impairment	(9)		(348)	(650)	(1,499)	60
Provision (benefit) for income taxes	(10)		(1,468)	17,011	45,528	50,803

Non-GAAP income before provision for income taxes			138,383	135,429	531,557	506,333

Non-GAAP provision for income taxes	(11)		33,212	32,503	127,574	121,520
Non-GAAP net income			$105,171	$102,926	$403,983	$384,813

Net income per share - diluted: *
GAAP net income per share - diluted			$0.38	$0.34	$1.17	$1.09
Stock-based compensation expense per share	(2)		0.20	0.17	0.76	0.69
Other adjustments per share	(1), (3	)-(11)	0.08	0.13	0.64	0.64

Non-GAAP net income per share - diluted *			$0.67	$0.64	$2.57	$2.42

Shares used to compute Non-GAAP net income per share - diluted			157,893	161,032	157,385	158,988

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (1) through (11).

Items (1) through (11) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Net Revenue”, “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (1) through (11).

The non-GAAP financial measures are non-GAAP net revenue, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share — diluted, which adjust for the following items: the impact of signature file update, stock-based compensation expense, amortization of purchased technology and intangibles, restructuring charges, acquisition-related costs, loss on sale/disposal of assets and technology, litigation-related and other costs, marketable securities (accretion) impairment, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(1)
Impact of signature file update primarily reflects the negative impact during the three months ended June 30, 2010, related to prior-period deferred revenue and additional costs incurred.  The deferred revenue was originally scheduled to be recognized from the balance sheet and was delayed into future periods due to actions we took when providing customer care packages to our customers related to our release in April of an anti-virus signature file update that impacted some of our customers.  We consider our operating results without this impact when evaluating our ongoing performance as we believe that the exclusion allows for more accurate comparisons of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of the signature file update on our operating results.

(2)
Stock-based compensation expense consist of expense relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation expense on our operating results.

(3)
Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(4)
Restructuring charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures.  These costs may vary in size based on the Company’s restructuring plan.  In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period.  The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(5)
Acquisition-related costs (benefits) include direct costs of the acquisition and expenses related to acquisition integration activities.  Examples of costs directly related to an acquisition include transactions fees, due diligence costs, acquisition retention bonuses and severance, fair value adjustments related to contingent consideration, amounts or recoveries subject to escrow provisions, and certain legal costs related to acquired litigation.  Additionally, we have included direct costs related to our pending acquisition by Intel.  These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(6)
Litigation-related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations.  Examples of such charges include litigation and investigation-related charges.  The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.  Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.  In the third quarter of 2010, we combined the “Investigation-related and other costs” and “Legal settlements” line items which were previously reported separately into this line item for ease of presentation.

(7)
Acquired intangible asset expensed to research and development is related to the purchase of an intangible asset which was expensed to research and development. The Company’s management excludes this cost when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this cost when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of this cost on its operating results.

(8)
Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company.  These losses or gains can vary significantly in size and amount.  The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures.  In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these amounts on its operating results.

(9)
Marketable securities (accretion) impairment includes “other than temporary” declines in the fair value of our available-for-sale securities and subsequent recoveries of these losses. The Company’s management excludes these losses/income when evaluating the company’s ongoing performance and/or predicting earning trends, and therefore excludes these losses/income when presenting non-GAAP financial measures.

(10)	Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(11)
Non-GAAP provision for income taxes reflects a 24% non-GAAP effective tax rate in 2010 and 2009 which is used by the Company’s management to calculate non-GAAP net income. For 2010 and 2009, management believed that the 24% effective tax rate was reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED GAAP REVENUE BY GEOGRAPHY
(in thousands)
(Unaudited)

		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
		December 31, 2010		September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009

McAfee North America		$311,280	57%	$312,279	60%	$285,858	58%	$284,197	57%	$298,562	57%	$273,464	56%

McAfee International		238,284	43%	210,980	40%	203,381	42%	218,548	43%	227,104	43%	211,807	44%

GAAP net revenue		$549,564	100%	$523,259	100%	$489,239	100%	$502,745	100%	$525,666	100%	$485,271	100%

McAfee North America	(1)					2,893

McAfee International	(1)					3,212

Non-GAAP adjustments						6,105

McAfee North America						288,751	58%

McAfee International						206,593	42%

Non-GAAP net revenue						$495,344	100%

This presentation includes a non-GAAP net revenue measure. Our non-GAAP net revenue measure is not meant to be considered in isolation or as a substitute for a comparable GAAP net revenue measure, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustment made to the comparable GAAP net revenue measure, the reasons why management uses this measure, the usefulness of this measure and the material limitations of this measure, see item (1) on the Reconciliation of GAAP to Non-GAAP Financial Measures.

MCAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED GAAP REVENUE BY PRODUCT GROUPS
(in thousands)
(Unaudited)

		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
		December 31, 2010		September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009		September 30, 2009

McAfee Corporate		$340,189	62%	$323,897	62%	$298,449	61%	$312,507	62%	$337,910	64%	$308,573	64%

McAfee Consumer		209,375	38%	199,362	38%	190,790	39%	190,238	38%	187,756	36%	176,698	36%

GAAP net revenue		$549,564	100%	$523,259	100%	489,239	100%	$502,745	100%	$525,666	100%	$485,271	100%

McAfee Corporate	(1)					6,105

McAfee Consumer	(1)					-

Non-GAAP adjustments						6,105

McAfee Corporate						304,554	61%

McAfee Consumer						190,790	39%

Non-GAAP net revenue						$495,344	100%

This presentation includes a non-GAAP net revenue measure. Our non-GAAP net revenue measure is not meant to be considered in isolation or as a substitute for a comparable GAAP net revenue measure, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustment made to the comparable GAAP net revenue measure, the reasons why management uses this measure, the usefulness of this measure and the material limitations of this measure, see item (1) on the Reconciliation of GAAP to Non-GAAP Financial Measures.

Investors:
Kate Scolnick
McAfee, Inc.
(408) 346-5223
kate_scolnick@mcafee.com

Media:
Tracy Ross
McAfee, Inc.
(408) 346-5965
tracy_ross@mcafee.com